UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018 (April 3, 2018)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market Street #350

Denver, Colorado 80202

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase Agreement

On April 3, 2018, Red Lion Hotels Franchising, Inc. (“Buyer”), a wholly-owned subsidiary of Red Lion Hotels Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Knights Franchise Systems, Inc., a Delaware corporation (“KFS”), Wyndham Hotel Group, LLC, a Delaware limited liability company and the sole stockholder of KFS (“WHG”) and the other signatories thereto (such other signatories collectively, the “Asset Sellers”), pursuant to which Buyer has agreed, subject to the terms and conditions of the Purchase Agreement, to purchase from WHG all of the issued and outstanding shares of capital stock of KFS (the “Stock Purchase”) and certain operating assets from, and assume certain liabilities of, the Asset Sellers (the “Asset Purchase” and, together with the Stock Purchase, the “Purchase”) relating to the business of franchising Knights Inn branded hotels to hotel owners (the “Business”).

Consideration

The aggregate purchase price will be $27 million, subject to adjustment for cash, unpaid indebtedness, unpaid transaction expenses and working capital transferred to Buyer at closing. The purchase price will be paid in cash at closing. Buyer will also assume certain ongoing liabilities of the Asset Sellers relating to the Knights Inn brand.

Representations, Warranties and Indemnities

The Purchase Agreement contains customary representations, warranties, covenants and indemnification rights.

Closing Conditions

The completion of the Purchase is subject to customary closing conditions including the absence of any material adverse effect on the Business and the execution of a transition services agreement among Buyer, WHG and KFS. The Purchase Agreement may be terminated under certain circumstances, including by either party if the acquisition has not been completed by August 1, 2018.

Qualification of Description

The above description of the Purchase Agreement has been included to provide investors with information regarding the terms of the Purchase Agreement. The description is not intended to provide any other factual information about the Company or any other parties to the Purchase Agreement or their respective affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by disclosure schedules. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreement as statements of factual information.

ITEM 8.01	OTHER EVENTS

On April 4, 2018, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

2.1	Purchase Agreement, dated as of April 3, 2018, by and among Red Lion Hotels Franchising, Inc., Knights Franchise Systems, Inc., Wyndham Hotel Group, LLC, Wyndham Hotel Group Canada, ULC and Wyndham Hotel Group Europe Limited.[1]

99.1	Press Release dated April 4, 2018.

[1]	Schedules and certain exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

Date: April 4, 2018